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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Magellan Health Services, Inc. for the registration of 8,588,454 shares of its common stock and to the incorporation by reference therein of our reports dated February 23, 2005, with respect to the consolidated financial statements and schedules of Magellan Health Services, Inc., Magellan Health Services, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Magellan Health Services, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Baltimore, Maryland
April 14, 2005

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Consent of Independent Registered Public Accounting Firm